Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to Solera National Bancorp, Inc.’s 2007 Stock Incentive Plan on Form S-8 of Solera National Bancorp, Inc. of our report dated March 27, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Solera National Bancorp, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP
Denver, Colorado
December 19, 2008